STATE OF MINNESOTA

                               SECRETARY OF STATE


                             Certificate of Merger

         I. Joan Anderson Growe, Secretary of State of Minnesota, do certify that: An Agreement and Plan of Merger between the following corporations has been approved pursuant to the procedures required by the chapter indicated. The Agreement and Plan of Merger was filed in this office on this date. Each of the merging corporations have been merged into the surviving corporation listed below on the effective date listed below:

         Merger Filed Pursuant to Minnesota Statutes, Chapter: 302A

         State of Incorporation and Names of Merging Corporations:

           MN: CGI SUCCESSOR, INC.

           MN: CONMINCO, INC.

         State of Incorporation and Name of Surviving Corporation:

           MN: CGI SUCCESSOR, INC.

         Effective Date of Merger: 3/19/92

         Name of Surviving Corporation After Effective Date of Merger:

           CONMINCO, INC.

         This Certificate has been issued on: 3/19/92

[SEAL] THE GREAT SEAL OF THE STATE OF MINNESOTA * 1933 *


                                              /s/ Joan Anderson Growe
                                              ---------------------------------
                                              Secretary of State.


                               ARTICLES OF MERGER
                              CGI SUCCESSOR, INC.
                            (Surviving Corporation)
                      Name to be changed to Conminco, Inc.

The undersigned, being the President and Secretary of each of the constituent corporations to this merger do hereby certify that the following Plan of Merger and restated Articles of Incorporation of the surviving corporation have been duly adopted and approved by a vote of the shareholders of each corporation pursuant to Section 302A.61 on the 24th day of September 1991.

                                 PLAN OF MERGER

        WHEREAS, CGI Successor, Inc., is a Minnesota corporation; and

        WHEREAS, Conminco, Inc., is a Minnesota corporation; and

        WHEREAS, the Board of Directors of each of the two corporations (hereinafter collectively called the "constituent Corporations") have agreed that it is in the best interests to undertake a statutory merger pursuant to Minnesota Statutes 302A.611--

        NOW, THEREFORE, be it resolved that the shareholders of Conminco, Inc., and CGI Successor, Inc. do hereby adopt the following Plan of Merger:

        1. The names of the Constituent corporations are Conminco, Inc., and CGI Successor, Inc.

        2. The name of the surviving corporation is CGI Successor, Inc., the name of which is hereby changed to Conminco, Inc.

        3. The effective date of the merger shall be the date on which these Articles and Plan of Merger are filed with the Secretary of the State of Minnesota.

        4. On the effective date the following persons shall become the Board of Directors of the Surviving corporation and shall hold the following offices:

        Jeffrey W. Lighthart - Chairman and President
        Gregory M. Kilgore - Treasurer
        Fred Hollender - Secretary

        5. On the effective date, the Bylaws of the surviving corporation shall be those of Conminco, Inc.

        6. The shareholders of Conminco, Inc., shall receive shares of the surviving corporation on a one-for-one basis.

        7. All stock certificates heretofore issued to shareholders by either of the constituent Corporations shall and may be considered to have merged into and be superseded by the shares hereby granted, to be evidenced by the stock certificate to be issued after the effective date of the merger.

        8. The Articles of Incorporation of the surviving corporation shall be restated as follows:


                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                                 CONMINCO, INC.

The undersigned, President of CGI Successor, Inc. certifies that the shareholders of Computer Graphics, Inc. pursuant to a Plan of Merger effective as of the filing hereof, did properly adopt these Restated Articles of Incorporation, thereby restating the Articles of Incorporation of the surviving company (CGI Successor, Inc.) in their entirety, to supersede the original Articles of Incorporation, and all amendments thereto, pursuant to the provisions of Chapter 302A of the Minnesota Statutes and laws amendatory and supplementary thereto.

                                    ARTICLE I

The name of this Corporation shall be Conminco, Inc.

                                   ARTICLE II

The location and post office address of this corporation's registered office in this state shall be 226 South Cedar Lake Road Minneapolis, Minnesota 55405

                                  ARTICLE III

A. The aggregate number of shares of stock that the corporation shall have authority to issue is 50 million (50,000,000).

B. Shareholders of Common Stock and/or preferred stock shall not be entitled as a matter of right, preemptive or otherwise, to subscribe or apply for the purchase of or to receive any part of any unissued stock or other securities of this corporation, or of any stock or other securities issued and thereafter acquired by this corporation, except as provided herein.


                                   ARTICLE IV

The management of this Corporation shall be vested in a Board of Directors.


                                   ARTICLE V

The Authority to make and alter the Bylaws of this corporation is hereby vested in the Board of Directors of this corporation to the full extent permitted by law, subject, however, to the power of the shareholders of this corporation to repeal or alter such Bylaws.

Authority is hereby conferred upon and vested in the Board of Directors of this Corporation to accept or reject subscriptions for shares of its capital stock, whether such subscriptions be made before or after its incorporation. The Board of Directors shall have the authority to issue shares of stock and securities of this corporation to the full amount authorized by these Restated Articles of Incorporation, and shall have the authority to grant and issue rights to convert securities of the corporation into shares of stock of the corporation, options to purchase shares or securities convertible into shares, warrants, and other such rights or options, and to fix the terms, provisions and conditions of such rights, options and warrants, including the option price or prices at which shares may be purchased or subscribed for and the conversion basis or bases of such rights, options and warrants.


                                   ARTICLE VI

A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on breach of duty of loyalty to the corporation or the shareholders, (ii) liability for acts or omissions not in good, faith or that involve intentional misconduct or knowing violation of law,
(iii) liability under Minn. Stat. 392A.559 or under Minn. Stat. 80A.23, (iv) liability for any transaction from which the director derived an improper personal benefit, (v) liability for any act or omission occurring prior to the date this Article became effective. If Chapter 302A, the Minnesota Business Corporation Act, hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Chapter 302A, the Minnesota Business Corporation Act. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omission of such director occurring prior to such amendment or repeal.


                                  ARTICLE VII

The shareholders of this corporation may, by a separate majority vote of each class of shares issued and outstanding:

        1. Authorize the Board of Directors to sell, lease, exchange or otherwise dispose of all, or substantially all, of the property and assets, including its goodwill, upon such terms and conditions and for such consideration, which may be money, shares, bonds, or other instruments for the payment of money or other property, as the Board of Directors deems expedient and in the best interest of the corporation;

        2. Amend the Articles of Incorporation of the corporation and;

        3. Adopt and approve an agreement of merger or consolidation presented to them by the Board of Directors.


                                  ARTICLE VIII

In the absence of fraud, no contract or other transaction between the corporation and any other corporation, and no act of the corporation, shall be in any way affected or invalidated by the fact that any of the directors of the corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and, in the absence of fraud, any director, individually, or any firm in which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the corporation; provided, in any case, that the fact that he or she or such firm is so interested shall be disclosed or shall have been known to the Board of Directors or a director or officers of any such other corporation who is also a director or officer of any such other corporation or is so interested may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the corporation that shall authorize any such contract, act or transaction, with full force and effect as if he or she were not such director or officer of such other corporation, or not so interested.

IN TESTIMONY WHEREOF, I have hereto set my hands this 10th day of October, 1991.





/s/ (signature illegible)                   /s/ (signature illegible)
-----------------------------------         -----------------------------------
CGI Successor,Inc.                          Conminco,Inc.



                                 BOARD APPROVAL

        The undersigned, being the chairman of the Board of Directors of CGI, Successor, Inc., does hereby certify that in a special meeting of the Board of Directors of the corporation held on the 24th day of September, 1991 the foregoing of Articles of Merger and Plan or Merger were duly adopted.

                                            /s/ Fred Hollender
                                            -----------------------------------
                                            Fred Hollender

        The undersigned, being the chairman of the Board of Directors of Conminco, Inc., does hereby certify that in a special meeting of the Board of Directors of the corporation held on the 24th day of September 1991 the foregoing of Articles of Merger Plan or Merger were duly adopted.

                                            /s/ Jeffrey Lighthart
                                            -----------------------------------
                                            Jeffrey Lighthart


                              SHAREHOLDER APPROVAL

        The undersigned, Fred Hollender, the Chairman of the Board of CGI Successor, Inc., does hereby certify that at a special meeting of the shareholder of each of the two corporations held on the 24 day of September, 1991, the undersigned duly adopted the foregoing Plan of Merger and Article of Merger.

                                            /s/ Fred Hollender
                                            -----------------------------------
                                            Fred Hollender


        The undersigned, Jeffrey Lighthart, the Chairman of the Board of Conminco, Inc., does hereby certify that at a special meeting of the shareholder of each of the two corporations held on the 24th day of September, 1992, the undersigned duly adopted the foregoing Plan or Merger and Article of Merger.

                                            /s/ Jeffrey Lighthart
                                            -----------------------------------
                                            Jeffrey Lighthart


[STAMP]
STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED
MAR 19 1992
JOAN ANDERSON GROWE
Secretary of State




    D O M E S T I C   C O R P O R A T I O N   M A S T E R   R E C O R D   169

TYPECODE DC     CHAPTER 302A        FILE/CHARTER NO.        2E-274

DATE INC. 10/03/1972    DURATION PERPETUAL   DATE CURRENT NAME FILED 01/17/1997

HLW Corporation


REGISTERED OFFICE ADDRESS                CITY        ST ZIP
411 S Cedar Lake Rd                      Mpls        MN 55405

AGENT NAME                      SHARES        5,000,000

ORIG. BOOK & PAGE K-39 77       ACTIVE STATUS DATE              AS FILE NO.

ANNUAL REPORT NUMBERS         91221098        94201778        96170845

COMMENT



                  NAME SEARCH     ,OHISTORY      ,OSEARCH LIST    ,OPR       ,OA

HISTORY FOR HLW Corporation                            DC      2E-274

DATE FILED BP or LOC# TYP COMMENT

10/03/1972 K-39 77    OR  6950 Wayzata Blvd Mpls
                      CN  Infocorp, Inc.
03/12/1974 DF 16055   RO  4940 Viking Dr Mpls
07/30/1979 B-51 471   CS
05/13/1983 M-59 968   RA  302A & 2535 25th Ave S Mpls 55406  & CS
                      M   Inland, Inc. & Computer Graphics, Inc.
                      CN  Computer Graphics, Inc.
                      NL  COMPUTER GRAPHOLOGY AN-69055
10/08/1991 RI-642747  CN  CGI SUCCESSOR, INC.
10/08/1991 RI-606772  RO
                          701 4th Ave S #600
                           Mpls              MN 55415-
03/19/1992 RI-702867  CN  CONMINCO, INC.
                      M   CONMINCO, INC. 6M-47
01/10/1995 RI-73875   RO  411 S Cedar Lake Rd
                          Mpls               MN 55405-
01/17/1997 RI-339876 CN   HLW Corporation







                                     BY-LAWS

                                       OF

                                 CONMINCO, INC.

                                   ARTICLE I.

                                  SHAREHOLDERS

        Section 1.01 Place of Meeting. Each meeting of the shareholders shall be held at the registered office of the corporation in the State of Minnesota or at such other place within or without the State of Minnesota as may be designated from time to time by the Board of Directors or by written consent of all the shareholders entitled to vote thereat.

        Section 1.02 Annual Meetings. There shall be annual shareholders' meeting, the date, time and place of which shall be established annually by the Board of Directors, but no later than six (6) months from the end of the fiscal year. At each annual meeting the shareholders shall elect directors and may transact any other business; provided, however, that no business with respect to which special notice is required by law shall be transacted unless such notice shall have been given.

        Section 1.03 Special Meetings. A special meeting of the shareholders may be called for any purpose or purposes at any time by the Chief Executive Officer, by the Board of Directors or any two or more members thereof, or by one or more shareholders holding not less than one-tenth (1/10) of the voting power of the shareholders entitled to vote at the meeting. Upon request in writing by registered mail or delivered in person to the Chief Executive Officer, Chief Operating Officer or Secretary by any person or persons entitled to call a meeting of the shareholders, it shall be the duty of such officer forthwith to cause to be given to the shareholders entitled to vote thereat notice of a meeting to be held at such time, not less than ten or more than sixty days after receipt of such request, as such officer may fix.

        Section 1.04 Adjournments. If any meeting of the share holders be adjourned to another time or place, no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken.

        Section 1.05 Notice of Meetings. Written notice of each meeting of the shareholders, stating the time and place, and, in the case of a special meeting, the purpose or purposes, shall be mailed at least ten days prior to the meeting of each shareholder entitled to vote at the meeting at his address appearing on the books of the corporation.

        Section 1.06 Waiver of Notice. Notice of the time, place and purpose or purposes of any meeting of the shareholders may be waived in writing by any shareholder. Such waiver may be given before or after the meeting and shall be filed with the Secretary or entered upon the records of the meeting.

        Section 1.07 Quorum. The presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting of the shareholders shall be necessary to constitute a quorum. Any meeting may be adjourned from time to time. The shareholders present at a duly called or held meeting at which a quorum of shareholders is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

        Section 1.08 Voting Rights. Each shareholder of record of voting shares, or his legal representative, at the date fixed for the determination of the persons entitled to vote at a meeting of the shareholders, or, if no date has been fixed, then at the date of the meeting, shall be entitled at such meeting to one vote for each voting share standing in his name on the books of the corporation.

        Section 1.09 Record Date. The Board of Directors may fix a time not exceeding 60 days preceding the date of any meeting of the shareholders, as a record date for the determination of the shareholders entitled to notice of and to vote at the meeting, and in such case only shareholders of record on the date so fixed or their legal representatives, shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of any shares on the books of the corporation after any shares on the books of the corporation after any record date so fixed. The Board may close the books of the corporation against transfers of shares during the whole or any part of such period.

        Section 1.10 Proxies. A shareholder may cast his vote in person or by proxy. The appointment of a proxy shall be in writing filed with the Secretary at or before the meeting.

        Section 1.11 Action Without a Meeting. Any action which may be taken at a meeting of the shareholders may be taken without a meeting if authorized by a writing or writings signed by all of the shareholders who would be entitled to notice of a meeting for such purpose.


                                   ARTICLE II

                                   Directors

        Section 2.01 Number; Qualifications. The business of the corporation shall be managed by a board of not less than three directors, but not to exceed seven directors, except if the number of sharesholders is fewer than three, then by not fewer directors than there are shareholders. Directors need not be shareholders.

        Section 2.02 Term. Directors shall be elected at each annual meeting of the shareholders, and each director shall be elected to hold office until his successor is elected and has qualified.

        Section 2.03 Vacancies. Any vacancy on the Board of Directors occurring by reason of resignation, death or termination or increase in the number of directors may be filled by the affirmative vote of a majority of the remaining directors in case of resignation, death or termination, and by a two-thirds (2/3) vote of directors for newly created directorships, or by election at a meeting of shareholders. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next meeting of shareholders for the purpose of electing directors, and until a successor is duly elected and qualified.

        Section 2.04 Place of Meetings. Each meeting of the Board of Directors shall be held at the registered office of the corporation in the State of Minnesota or at such other place within or without the State of Minnesota as may be designated from time to time by a majority of the members of the Board.

        Section 2.05 Annual Meetings. An annual meeting of the Board of Directors for the election of officers and the transaction of any other business shall be held in each year without notice at the place and immediately after the annual meeting of the shareholders.

        Section 2.06 Special Meetings. A special meeting of the Board of Directors may be called for any purpose or purposes at any time by the Chief Executive Officer or by any two or more members of the Board. Upon request in writing by registered mail or delivered in person to the Chief Executive Officer, Chief Operating Officer or Secretary by any two or more members of the Board, it shall be the duty of such officer forthwith to cause to be given to the directors notice of a meeting to be held at a time not less than five nor more than ten days after receipt of request, as such officer may fix.

        Section 2.07 Notice of Special Meetings. Three days' notice shall be given to each director of the time and place of each special meeting of the Board of Directors. Any director may, in writing, either before or after the meeting, waive notice thereof; and, without notice, any director by his attendance at and participation in the action taken at a meeting shall be deemed to have waived notice thereof.

        Section 2.08 Quorum. The presence in person by attendance or otherwise as may be permitted by law of a majority of the Board of Directors shall be necessary to constitute a quorum for the transaction of business. The acts of a majority of the directors present at a meeting at which a quorum is present shall be the acts of the Board.

        Section 2.09 Executive Committee. The Board of Directors may, by unanimous affirmative action of the entire Board, designate three or more of their number to constitute an Executive Committee, which, to the extent determined by unanimous affirmative action of the entire Board, shall have and may exercise the authority of the Board in the management of the business of the Corporation. Any such Executive Committee shall act only during the intervals between meetings of the Board and shall be subject at all times to the control and direction of the Board.

        Section 2.10 Action in Writing. Any action which may be taken at a meeting of the Board of Directors or of the Executive Committee may be taken without a meeting if authorized by a writing or writings signed in accordance with the Articles of this corporation.


                                  ARTICLE III

        Section 3.01 Election; Qualifications. The offices of the corporation shall be a Chief Executive Officer, a Chief Operating Officer, a Chief Financial Officer and a Secretary, who shall be elected annually by the Board of Directors at the annual meeting of the Board, together with such other officers as may be designated from time to time by the Board. Any two offices may be held by the same person.

        Section 3.02 Chief Executive Officer. The Chief Executive Officer shall be a director, but shall hold office until his successor is elected notwithstanding an earlier termination of his office as director. He shall have overall control of the management of the business of the corporation and shall supervise the other officers.

        Section 3.03 Chief Operating Officer. The Chief Operating Officer shall be a director, but shall hold office until his successor is elected, notwithstanding an earlier termination of his office as director. The Chief Operating Officer shall have general and active management of the business of the corporation. He shall perform the duties of the Chief Executive Officer in his absence or disability.

        Section 3.04 Secretary. The Secretary shall attend all meetings of the shareholders and all meetings of the Board of Directors and shall record or cause to be recorded all proceedings thereof in a book to be kept for that purpose, and shall have custody of and maintain the corporate seal. He shall give or cause to be given notice of all meetings of the shareholders and all meetings of the Board of Directors.

        Section 3.05 Assistant Secretary. The Assistant Secretary shall, in the absence of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as may be assigned by the Board of Directors.

        Section 3.06 Chief Financial Officer. The Chief Financial Officer shall have the care and custody of the funds and securities of the corporation. He shall keep full and accurate account of receipts and disbursements in books belonging to the corporation and shall cause all monies of the corporation to be deposited in the name and to the credit of the corporation in such depositories as may be designated from time to time by the Board of Directors. He shall render to the Chief Executive Officer and to the Board, when it so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the corporation. If required by the Board, he shall execute and deliver to the corporation a bond in such amount, with such sureties and upon such conditions as shall be approved by the Board; provided, however, that the corporation shall pay the cost of such bond. If one or more Assistant Chief Financial Officers is designated by the Board, the Chief Financial Officer may delegate thereto any of the foregoing duties.

        Section 3.07 Authority and Duties. In addition to the foregoing authority and duties, all officers of the corporation shall respectively have such authority and perform such duties, in the management of the business of the corporation as may be designated from time to time by the Board of Directors.

        Section 3.08 Term. All officers of the corporation shall hold office until their respective successors are chosen and have qualified. Any officer may be removed by the Board of Directors with or without cause.

        Section 3.09 Salaries. The salaries of all officers of the corporation shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board. The fact that any officer is a director shall not preclude him from receiving a salary or from voting upon a resolution authorizing the same.


                                   ARTICLE IV

                                Indemnification

        Section 4.01 All officers and directors of this corporation shall be indemnified by the corporation to the full extent permitted by Minnesota law.


                                   ARTICLE V

                                  Capital Stock

        Section 5.01 Issuance of Stock. The capital stock, including both authorized but previously unissued shares, as well as treasury shares may be issued for such consideration, not less than the par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.

        Section 5.02 Transfer of Shares. The shares of the corporation shall be transferable on the books of the corporation only upon surrender of each certificate representing the same, properly endorsed by the registered holder or by his duly authorized attorney, or with separate written assignment accompanying the certificate.

        Section 5.03 Certificate of Stock. The shares of the corporation shall be represented by certificates numbered and registered in the order in which issued and signed by the Chief Executive Officer or any Chief Operating Officer or any Chief Operating Officer and by the Secretary or any Assistant Secretary or the Chief Financial Officer or any Assistant Chief of the corporation and shall be sealed with the seal of the corporation, if any, and all such signatures and the seal, if any, may be by facsimilies thereof. The certificates shall be in a form as shall be approved by the Board of Directors.

        Section 5.04 Transfer Agent and Registrar. The Board of Directors may appoint a transfer agent and registrar and may require that all stock certificates bear the countersignature of said transfer agent and registrar.

        Section 5.05 Declaration of Dividends. The Board of Directors shall have the authority to declare dividends upon the shares of the corporation to the extent permitted by the Articles of Incorporation and by law.

        Section 5.06 Record Date. The Board of Directors may fix a time not exceeding 40 days preceding the date fixed for the payment of any dividend, as a record date for the determination of the shareholders entitled to receive payment of such dividend, and in such case only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend, notwithstanding any transfer of any shares on the books of the corporation after any record date so fixed. The Board may close the books of the corporation against transfers of shares during the whole or any part of such period.

        Section 5.07 Lost Certificates. Any person claiming a certificate of stock to be lost, stolen, or destroyed shall furnish an affidavit of such fact and shall furnish an appropriate bond of indemnity in form, substance, amount and with surety satisfactory to legal counsel for the corporation in which bond the corporation and the transfer agent and registrar shall be named as obligees.


                                   ARTICLE VI

                                 Miscellaneous

        Section 6.01 Instruments. All deeds, mortgages, notes, checks, contracts, and other instruments shall be signed on behalf of the corporation by the Chief Executive Officer or by such other person or persons as may be designated from time to time by the Board of Directors.

        Section 6.02 Corporate Seal. The Board of Directors may adopt a seal of this corporation which shall be a circular embossed seal having inscribed thereon the name of the corporation and the following words:

                          "Corporate Seal Minnesota".

        Section 6.03 Notices. Whenever under the provisions of statutes or of the Articles of Incorporation or of these By-Laws, notice is required to be given to any director or shareholder, it shall not be construed to mean personal notice, but such notice may be given in writing by mail, addressed to such director or shareholder at such address as appears on the share register or books of the corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

        Section 6.04 Amendments. The Board of Directors shall have authority to make or alter the By-Laws of the corporation subject to the power of the shareholders to change or repeal the same; provided, however, that the Board of Directors shall not make or alter any By-Law fixing the number, qualifications, classification or term of office of directors, except the Board may make or alter any By-Law to increase their number.